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                                                                   EXHIBIT 15.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 2 of the Registration Statement of First Financial Bankshares, Inc. on Form S-4, of which this Exhibit 15.1 is a part, of our Compilation Report, dated September 22, 1998, relating to the financial statements of Cleburne State Bank as of June 30, 1998 and 1997 and for the six month and three month periods ended thereon.


                                        /s/ RYLANDER, CLAY & OPITZ, L.L.P.
                                        ----------------------------------------
                                            RYLANDER, CLAY & OPITZ, L.L.P.

Fort Worth, Texas
November 5, 1998